UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 16, 2014

ARAX HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-185928	99-0376721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2329 N. Career Avenue

Suite 206

Sioux Falls, SD 57107

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (605)-553-2238

Salvador Diaz Miron 87, Colonia

Santa Maria La Ribera, Mexico 06400

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

(b) Effective January 16, 2014, Vladimir Leonov, the Chief Executive Officer, majority shareholder and sole director of Arax Holdings Corp. (the “Company”) sold 8,000,000 shares of common stock of the Company (approximately 77% of the issued and outstanding shares of common stock of the Company) owned by him to Thru Pharma, LLC (d/b/a PharmaCline), a Delaware limited liability company (“Thru Pharma”), for total cash consideration of $275,000 in a private transaction (the “Acquisition”). The source of the consideration paid was Thru Pharma’s working capital. Although the Acquisition resulted in a change in control of the Company, the Company’s status as a shell company has not changed.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneously with the closing of the Acquisition, Mr. Leonov resigned as a director and from all offices he held with the Company, Steven J. Keough, was elected as a director of the Company and appointed as the Company’s Chief Executive Officer, President, Secretary and Treasurer.

Mr. Keough is the founder of Thru Pharma and has served as its Chairman and Chief Executive Officer since 2010. Prior thereto, from 2004-2008, Mr. Keough was Senior Vice President for SurModics, Inc., a publicly traded medical coatings and drug delivery company. From 2008 to 2010,Mr. Keough was Vice President of Business Development and Licensing for Phillips Co., a small midwest-based pharmaceutical company. In 2009, he was the Interim President and CEO for a Minneapolis-basedonline marketing company. Mr. Keough has also successfully practiced as a prosecuting patent attorney specializing in life science products and medical devices. He served as Chair of the IP Group for Fredrikson & Byron and the President of the law firm of Patterson & Keough, in Minneapolis. Mr. Keough served in the U.S. Navy submarine force and is retired at the rank of Captain. Mr. Keough received a B.S. from Annapolis, the U.S. Naval Academy in 1977; an M.A. in Congressional Studies from the Catholic University of America in 1983, and a J.D. from the Boston College Law School in 1987.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Mr. Keough was elected to the Company’s board of directors pursuant to the written consent of the majority shareholder of the Company holding approximately 77% of the issued outstanding common stock of the Company.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

Date: January 21, 2014	By:	/s/ Steven J. Keough
Name: Steven J. Keough Title: President and CEO